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                                                                    EXHIBIT 99.5




                                Dr. Michael Flax
                            2929 University Dr. #102
                             Coral Springs, FL 33065


June 1, 2005

Rik Deitsch, CEO
Nutra Pharma Corporation
1829 Corporate Dr
Boynton Beach FL 33426

Dear Mr. Deitsch,

This letter shall serve as my resignation from the board of Nutra Pharma Corp with immediate effect. I thank you for the time we have spent together in this exciting company. I am busy in my practice and with other business interests and can l no longer devote the necessary time to Nutra Pharma.

If I can be of any help in an advising capacity in the future please do not hesitate to call on me.

Very sincerely,

/s/Michael Flax, D.D.S.

Michael Flax, D.D.S.